UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): March 12, 2007

Hanger Orthopedic Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10670	84-0904275
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Two Bethesda Metro Center, Suite 1200
Bethesda, Maryland 20814
(Address of principal executive offices (zip code))

301-986-0701
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a — 12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        Hanger Orthopedic Group, Inc. (the “Company”) has entered into an amendment dated as of March 12, 2007, to its $305,000,000 Credit Agreement dated as of May 26, 2006 (the “Credit Agreement”), by and among the Company, the Lenders party thereto and Citicorp North America, Inc.. The amendment reduces the interest rate on the Tranche B Term Loans by 0.25% and liberalizes certain of the covenants in the Credit Agreement, including covenants relating to the Consolidated Leverage Ratio, capital expenditures, and acquisitions. The amendment also adds a prepayment penalty of 1% on the amount of any voluntary prepayment made by the Company of all or part of the Tranche B Term Loans within one year after the effective date of the amendment with the proceeds of indebtedness which is either secured or broadly marketed or syndicated to banks and other institutional investors, and which bears interest at a lower interest rate than the rate payable under the Credit Agreement. A copy of this amendment is set forth as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Item 9.01. Financial Statements and Exhibits.

    (d)        Exhibits. The following exhibit is furnished herewith:

99 Press release issued by the Registrant on March 14, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER ORTHOPEDIC GROUP, INC.

By: /s/ Hai Tran
      Hai Tran
      Vice President and Treasurer

Dated: March 16, 2007